As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIMITED BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		31-1029870
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Three Limited Parkway P.O. Box 16000 Columbus, Ohio 43216 (614) 415-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LIMITED BRANDS, INC. 1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN (2009 RESTATEMENT)
(Full Title of the Plan)

Douglas L. Williams Senior Vice President and General Counsel Limited Brands, Inc. Three Limited Parkway, P.O. Box 16000 Columbus, Ohio, 43216 (614) 415-7000
(Name and Address of Agent for Service) Telephone number, including area code, of agent for service: (870) 862-6411

Copy to:
Sarah Beshar Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒       Accelerated filer ☐       Non-accelerated filer ☐                                Smaller reporting company ☐
                                                                                      (Do not check is a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(1)
Limited Brand, Inc. Common Stock, $0.50 par value	2,000,000	$15.94	$31,880,000	$1,779
(1)
Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of Common Stock being registered hereby on the New York Stock Exchange LLC on September 9, 2009.

EXPLANATORY NOTE

Registration Statements were filed on May 31, 1996 (Registration No. 333-04941), on November 13, 2004 (Registration No. 333-110465) and on August 20, 2004 (Registration No. 333-118407) (collectively, the “Prior Registration Statements”) to register under the 1933 Act, among other things, 10,000,000 shares of Limited Brands, Inc. common stock, par value $0.50 per share (the “Common Stock”), 37,573,857 shares of Common Stock and 20,000,000 shares of Common Stock, respectively, issuable under the Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan, as amended from time to time (the “Plan”).  The contents of the Prior Registration Statements are incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”).  This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 2,000,000 shares of Common Stock issued pursuant to awards granted, or to be granted, under the Plan at any time or from time to time.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement on Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Limited Brands, Inc. (the “Company” or the “Registrant”) hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (1934 Act File No. 1-8344):

(1)  The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2009.

(2)  All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the filing of such Form 10-K and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

(3)  The description of the Registrant’s Common Stock contained in the Registrant’s Form 8 Amendment to its Form 8-A filed with the Commission on September 1, 1989 pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable, see Item 3(5) above.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of securities registered hereunder will be passed upon for the Registrant by Douglas L. Williams, Senior Vice President and General Counsel of the Registrant.  As of the date of this Registration Statement, the aggregate fair market value of securities of the Registrant, including options, beneficially owned by Mr. Williams exceeds $50,000.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

The Registrant’s certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law shall be amended after approval by the stockholders of the relevant section of the bylaws to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Registrant’s bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that this person, his testator or intestate is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys’ fees), judgment, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

The proper officers of the Registrant, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such person, or is or was serving at its request as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

These provisions of the Registrant’s bylaws shall be deemed to be a contract between the Registrant and each director and officer who serves in such capacity at any time while the relevant section of the bylaws is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing provisions are not exclusive. The Registrant may indemnify, or agree to indemnify, any person against any liabilities and expenses and pay any expenses, including attorneys’ fees, in advance of final disposition of any action, suit or proceeding, under any circumstances, if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors, to be made on behalf of an indemnitee who acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the Registrant.

The Registrant intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of the Registrant or is or was serving at the request of the Registrant or its subsidiary as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the Registrant or its subsidiary would have the power or the obligation to indemnify him or her against that liability under the respective provisions of its certificate of incorporation or its bylaws.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.  EXHIBITS

Exhibit
Number                  Exhibit

4.1
Certificate of Incorporation of the Registrant, dated March 8, 1982, filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.2
Certificate of Amendment of Certificate of Incorporation, dated May 19, 1986, filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.3
Certificate of Amendment of Certificate of Incorporation, dated May 19, 1987, filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.4
Certificate of Amendment of Certificate of Incorporation dated May 31, 2001, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2001 (1934 Act File No. 033-22844).*

4.5	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2003 (1934 Act File No. 1-8344).*

5.1	Opinion of Douglas L. Williams.

15	Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

23.2	Consent of Douglas L. Williams (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2009 Restatement).

_________________
*Incorporated herein by reference

Item 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K dated June 15, 2009 as set forth in their report which is incorporated by reference herein.  They have also audited the effectiveness of internal control as of January 31, 2009 and their report is included in our Annual Report on Form 10-K for the year ended January 31, 2009 which is incorporated by reference herein.

With respect to the unaudited condensed consolidated interim financial information of Limited Brands, Inc. for the thirteen weeks ended May 2, 2009 and the thirteen and twenty-six weeks ended August 1, 2009, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for review of such information.  However, their separate reports dated June 5, 2009 and September 4, 2009, included in Limited Brands, Inc.’s Quarterly Reports on Forms 10-Q for the quarters ended May 2, 2009 and August 1, 2009, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not “reports” or “parts” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 10th day of September, 2009.

LIMITED BRANDS, INC.

By:	/s/ Douglas L. Williams
	Name:	Douglas L. Williams
	Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Leslie H. Wexner, Samuel P. Fried and Douglas L. Williams, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on the 10th day of September, 2009.

Signature	Title

/s/ Leslie H. Wexner	Chairman of the Board and Chief Executive Officer
Leslie H. Wexner

/s/ Stuart B. Burgdoerfer	Executive Vice President and Chief Financial Officer (principal financial and principal accounting officer)
Stuart B. Burgdoerfer

/s/ Dennis S. Hersch	Director
Dennis S. Hersch

/s/ James L. Heskett	Director
James L. Heskett

/s/ Donna A. James	Director
Donna A. James

/s/ David T. Kollat	Director
David T. Kollat

/s/ William R. Loomis	Director
William R. Loomis

/s/ Jeffrey H. Miro	Director
Jeffrey H. Miro

Signature	Title

/s/ Jeffrey B. Swartz	Director
Jeffrey B. Swartz

/s/ Allan R. Tessler	Director
Allan R. Tessler

/s/ Abigail S. Wexner	Director
Abigail S. Wexner

/s/ Raymond Zimmerman	Director
Raymond Zimmerman

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1
Certificate of Incorporation of the Registrant, dated March 8, 1982, filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.2
Certificate of Amendment of Certificate of Incorporation, dated May 19, 1986, filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.3
Certificate of Amendment of Certificate of Incorporation, dated May 19, 1987, filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (1934 Act File No. 033-22844).*

4.4
Certificate of Amendment of Certificate of Incorporation dated May 31, 2001, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2001 (1934 Act File No. 033-22844).*

4.5	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2003 (1934 Act File No. 1-8344).*
5.1	Opinion of Douglas L. Williams.
15	Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of Douglas L. Williams (included in Exhibit 5.1).
24	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2009 Restatement).

________________________________
* Incorporated herein by reference.